Exhibit 99.1

Cognex Reports Strong Results for the Third Quarter of 2020

NATICK, Mass.--(BUSINESS WIRE)--October 28, 2020--Cognex Corporation (NASDAQ: CGNX) today reported financial results for the third quarter of 2020. Table 1 below shows selected financial data for Q3-20 compared with Q3-19 and Q2-20, and for the nine months ended September 27, 2020 compared with the same period in 2019.

Table 1
(Dollars in thousands, except per share amounts)

	Revenue	Net Income/(Loss)	Net Income/(Loss) per Diluted Share	Non-GAAP Net Income per Diluted Share*
Quarterly Comparisons
Current quarter: Q3-20	$251,073	$87,506	$0.49	$0.47
Prior year’s quarter: Q3-19	$183,325	$41,685	$0.24	$0.24
Change: Q3-19 to Q3-20	37%	110%	104%	96%
Prior quarter: Q2-20	$169,097	$(1,142)	$(0.01)	$0.18
Change: Q2-20 to Q3-20	48%	N/M	N/M	161%
Year-to-Date Comparisons
Nine months ended Sept. 27, 2020	$587,405	$106,841	$0.61	$0.77
Nine months ended Sept. 29, 2019	$555,856	$123,538	$0.71	$0.69
Change from first nine months of 2019 to first nine months of 2020	6%	(14)%	(14)%	12%

*Non-GAAP net income per diluted share excludes restructuring and other charges that occurred predominantly in Q2-20, and tax adjustments for all periods presented. A reconciliation from GAAP to Non-GAAP is shown in Exhibit 2 of this news release.

“Our results for Q3-20 were very good and above our expectations,” said Dr. Robert J. Shillman, Founder and Chairman of Cognex. “We reported the second-highest quarterly revenue, net income and earnings per share from continuing operations in our company’s 39-year history. We were also highly profitable—reporting an operating margin of 38% in Q3-20 compared to 24% a year ago—due to the leverage in our business model.”

“We are proud of the substantial revenue growth and operating margin expansion that we achieved this quarter,” said Robert J. Willett, Chief Executive Officer of Cognex. “They reflect our success in meeting the sudden increase in demand from certain large customers during the quarter. It is very gratifying to see the tangible results of the hard work by the entire Cognex team during these challenging times.”

Details of the Quarter

Statement of Operations Highlights – Third Quarter of 2020

  Revenue increased by 37% from Q3-19 and 48% from Q2-20. Notable contributions to growth came from large-customer deployments in the consumer electronics industry and strong performance in the e-commerce sector of logistics. Revenue from automotive and the broader factory automation market improved on a sequential basis in a difficult business environment.
  Gross margin was 76% for Q3-20 compared with 74% for Q3-19 and 70% for Q2-20. Gross margin increased due to a favorable product mix and cost efficiencies related to higher sales volume. Gross margin was 75% in Q2-20 excluding a pre-tax charge of $7.7 million to write-down excess and obsolete inventory resulting from deteriorated market conditions.
  Research, Development & Engineering (RD&E) expenses increased by 8% from Q3-19 and decreased by 1% from Q2-20. The year-on-year increase reflects higher incentive compensation costs resulting from the achievement of relevant performance goals for 2020 and incremental costs associated with Sualab Co., Ltd., which Cognex acquired in Q4-19.
  Selling, General & Administrative (SG&A) expenses were flat with Q3-19 and increased by 7% from Q2-20. The increase in SG&A spending from Q2-20 was due to higher incentive compensation costs, primarily sales commissions related to the revenue growth. Lower travel and entertainment costs offset that increase on a year-on-year basis.
  Notable in Q2-20, Cognex recorded a pre-tax restructuring charge of $14.8 million for cost-saving actions announced by the company on May 28, 2020, and a pre-tax charge of $19.6 million for the impairment of acquired intangible assets resulting from the deteriorated market conditions.
  The effective tax rate in Q3-20 was an expense of 14% compared with an expense of 12% in Q3-19 and a benefit of 51% in Q2-20. Excluding the discrete tax adjustments summarized in Exhibit 2, the tax rate was an expense of 18% in Q3-20 compared with an expense of 16% in Q3-19 and a benefit of 19% in Q2-20.

Balance Sheet Highlights – September 27, 2020

  Cognex’s financial position as of September 27, 2020 continued to be strong, with approximately $1 billion in cash and investments and no debt. In the first nine months of 2020, Cognex generated $159 million in cash from operations and $91 million from the exercise of stock options. In addition, the company spent $51 million to repurchase its common stock and paid $29 million in dividends to shareholders. Cognex intends to continue to repurchase shares of its common stock pursuant to its existing stock repurchase program, subject to market conditions and other relevant factors.
  Inventories decreased by approximately $6 million, or 11%, from the end of 2019 due to a higher provision for excess and obsolete inventory resulting from deteriorated market conditions.

Financial Outlook – Q4 2020

  Given the heightened global uncertainty, Cognex widened its expected revenue range for Q4-20.
  Cognex expects revenue for Q4-20 will be between $190 million and $210 million, which represents growth over Q4-19 due to higher expected revenue from consumer electronics and the e-commerce sector of logistics. However, this range represents a decline from Q3-20 due to the timing of revenue from customers in the consumer electronics industry, which was highly concentrated in Q3.
  Gross margin for Q4-20 is expected to be in the mid-70% range and lower than the gross margin reported for Q3-20.
  Operating expenses are expected to increase by mid-single digits over Q3-20 and to decrease from Q4-19.
  The effective tax rate is expected to be 18%, excluding discrete tax items. Notably, Cognex expects to record a discrete tax benefit of more than $12 million resulting from the application of new regulations on the use of foreign tax credits in the company’s 2019 U.S. federal tax return filed in Q4-20.

Non-GAAP Financial Measures

  Exhibit 2 of this news release includes a reconciliation of certain financial measures from GAAP to non-GAAP. Cognex believes these non-GAAP financial measures are helpful because they allow investors to more accurately compare Cognex results over multiple periods using the same methodology that management employs in its budgeting process and in its review of Cognex’s operating results. Non-GAAP presentations exclude the following: (1) stock-based compensation expense for calculating non-GAAP adjusted operating income and net income from continuing operations (because these expenses have no current effect on cash or the future uses of cash, and they fluctuate because of changes in Cognex’s stock price), and (2) certain one-time discrete events, such as restructuring charges, intangible asset impairment charges, excess and obsolete inventory charges, and tax adjustments (because these costs are outside of Cognex’s normal business operations and not used by management to assess Cognex’s operating results). Cognex also uses results on a constant-currency basis as one measure to evaluate performance. Constant-currency information compares results between periods as if the exchange rates had remained constant period-over-period. Cognex does not intend for non-GAAP financial measures to be considered in isolation, or as a substitute for financial information provided in accordance with GAAP.
  The tax effect of items identified in the reconciliation is estimated by applying the effective tax rate to the pre-tax amount. However, if a specific tax rate or tax treatment is required because of the nature of the item and/or the tax jurisdiction where the item was recorded, the tax effect is estimated by applying the relevant specific tax rate or tax treatment, rather than the effective tax rate.

Analyst Conference Call and Simultaneous Webcast

  Cognex will host a conference call today at 5:00 p.m. Eastern Daylight Time (EDT). The telephone number is (877) 704-4573 (or (201) 389-0911 if outside the United States). A replay will begin at 8:00 p.m. EDT today and will be available until 11:59 p.m. EDT on Saturday, October 31, 2020. The telephone number for the replay is (877) 660-6853 (or (201) 612-7415 if outside the United States). The access code for both the live call and the replay is 13710212.
  A real-time audio broadcast of the conference call or an archived recording will be accessible on the Events & Presentations page of the Cognex Investor website: https://www.cognex.com/Investor.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures, and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors, and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2.3 million image-based products, representing over $7 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe, and Asia. For details, visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market trends, future financial performance, the expected impact of the COVID-19 pandemic on Cognex’s assets, business and results of operations, customer order rates and timing of related revenue, future product mix, restructuring and other cost savings initiatives, research and development activities, stock repurchases, investments, liquidity, strategic plans, and estimated tax benefits and expenses and other tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include (1) the impact, duration, and severity of the COVID-19 pandemic; (2) current and future conditions in the global economy, including the impact of the COVID-19 pandemic and the imposition of tariffs or export controls; (3) the loss of, or curtailment of purchases by, a large customer; (4) the reliance on revenue from the consumer electronics or automotive industries; (5) the inability to penetrate the logistics industry and other new markets; (6) the inability to achieve significant international revenue; (7) fluctuations in foreign currency exchange rates and the use of derivative instruments; (8) information security breaches or business system disruptions; (9) the inability to attract and retain skilled employees; (10) the failure to effectively manage our growth; (11) the reliance upon key suppliers to manufacture and deliver critical components for our products; (12) the failure to effectively manage product transitions or accurately forecast customer demand; (13) the inability to design and manufacture high-quality products; (14) the technological obsolescence of current products and the inability to develop new products; (15) the failure to properly manage the distribution of products and services; (16) the inability to protect our proprietary technology and intellectual property; (17) our involvement in time-consuming and costly litigation; (18) the impact of competitive pressures; (19) the challenges in integrating and achieving expected results from acquired businesses, including the acquisition of Sualab; (20) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (21) exposure to additional tax liabilities; and (22) potential disruptions to our business due to restructuring activities and the failure of such activities to generate the anticipated cost savings; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019 and Form 10-Q for the fiscal quarter ended September 27, 2020. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Exhibit 1

COGNEX CORPORATION
Statements of Operations
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	Sept. 27, 2020	Jun. 28, 2020	Sept. 29, 2019	Sept. 27, 2020	Sept. 29, 2019

Revenue	$251,073	$169,097	$183,325	$587,405	$555,856
Cost of revenue (1)	59,741	50,320	47,632	151,261	144,883
Gross margin	191,332	118,777	135,693	436,144	410,973
Percentage of revenue	76%	70%	74%	74%	74%
Research, development, and engineering expenses (1)	30,240	30,397	28,115	96,583	86,436
Percentage of revenue	12%	18%	15%	16%	16%
Selling, general, and administrative expenses (1)	64,206	60,153	64,486	193,497	199,542
Percentage of revenue	26%	36%	35%	33%	36%
Restructuring charges	251	14,798	—	15,049	—
Intangible asset impairment charges	—	19,571	—	19,571	—
Operating income (loss)	96,635	(6,142)	43,092	111,444	124,995
Percentage of revenue	38%	(4)%	24%	19%	22%
Foreign currency gain (loss)	2,357	336	(1,295)	(310)	(1,403)
Investment and other income	2,317	3,494	5,570	10,857	16,481
Income (loss) before income tax expense (benefit)	101,309	(2,312)	47,367	121,991	140,073
Income tax expense (benefit)	13,803	(1,170)	5,682	15,150	16,535
Net income (loss)	$87,506	$(1,142)	$41,685	$106,841	$123,538
Percentage of revenue	35%	(1)%	23%	18%	22%

Net income (loss) per weighted-average common and common-equivalent share:
Basic	$0.50	$(0.01)	$0.24	$0.62	$0.72
Diluted	$0.49	$(0.01)	$0.24	$0.61	$0.71

Weighted-average common and common-equivalent shares outstanding:
Basic	173,943	172,283	170,744	172,881	171,053
Diluted	177,138	172,283	174,449	176,038	175,164

Cash dividends per common share	$0.055	$0.055	$0.050	$0.165	$0.150
Cash and investments per common share	$5.80	$5.18	$5.37	$5.80	$5.37
Book value per common share	$8.62	$7.95	$7.25	$8.62	$7.25

(1) Amounts include stock-based compensation expense, as follows:
Cost of revenue	$324	$363	$334	$1,041	$1,114
Research, development, and engineering	2,815	2,401	3,616	10,582	11,633
Selling, general, and administrative	6,129	5,254	6,244	20,453	20,695
Total stock-based compensation expense	$9,268	$8,018	$10,194	$32,076	$33,442

Exhibit 2

COGNEX CORPORATION
Reconciliation of Selected Items from GAAP to Non-GAAP
(Unaudited)
Dollars in thousands, except per share amounts

	Three-months Ended			Nine-months Ended
	Sept. 27, 2020	Jun. 28, 2020	Sept. 29, 2019	Sept. 27, 2020	Sept. 29, 2019
Adjustment for stock expense and tax benefit for stock exercises
Operating income (loss) (GAAP)	$96,635	$(6,142)	$43,092	$111,444	$124,995
Stock-based compensation expense	9,268	8,018	10,194	32,076	33,442
Operating income (Non-GAAP)	$105,903	$1,876	$53,286	$143,520	$158,437
Percentage of revenue (Non-GAAP)	42%	1%	29%	24%	29%

Net income (loss) (GAAP)	$87,506	$(1,142)	$41,685	$106,841	$123,538
Stock-based compensation expense	9,268	8,018	10,194	32,076	33,442
Tax effect on stock-based compensation expense	(1,524)	(1,277)	(1,804)	(5,365)	(5,839)
Discrete tax benefit related to stock-based compensation	(4,354)	(4,413)	(569)	(10,447)	(4,547)
Net income (Non-GAAP)	$90,896	$1,186	$49,506	$123,105	$146,594
Percentage of revenue (Non-GAAP)	36%	1%	27%	21%	26%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$0.49	$(0.01)	$0.24	$0.61	$0.71
Per share impact of non-GAAP adjustments identified above	0.02	0.02	0.04	0.09	0.13
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.51	$0.01	$0.28	$0.70	$0.84

Diluted weighted-average common and common-equivalent shares outstanding (Non-GAAP)	177,138	175,403	174,449	176,038	175,164

Exclusion of tax adjustments
Income (loss) before income tax expense (benefit) (GAAP)	$101,309	$(2,312)	$47,367	$121,991	$140,073

Income tax expense (benefit) (GAAP)	$13,803	$(1,170)	$5,682	$15,150	$16,535
Effective tax rate (GAAP)	14%	(51)%	12%	12%	12%

Tax adjustments:
Discrete tax benefit related to stock-based compensation	4,354	4,413	569	10,447	4,547
Discrete tax benefit (expense) related to tax return filings and other	(129)	(3,267)	1,327	(3,638)	1,330
Tax rate adjustment	—	(415)	—	—	—
Income tax expense (benefit) (Non-GAAP)	$18,028	$(439)	$7,578	$21,959	$22,412
Effective tax rate (Non-GAAP)	18%	(19)%	16%	18%	16%

Net income (loss) (Non-GAAP)	$83,281	$(1,873)	$39,789	$100,032	$117,661
Percentage of revenue (Non-GAAP)	33%	(1)%	22%	17%	21%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$0.49	$(0.01)	$0.24	$0.61	$0.71
Per share impact of non-GAAP adjustments identified above	(0.02)	—	(0.01)	(0.04)	(0.04)
Net income (loss) per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.47	$(0.01)	$0.23	$0.57	$0.67

Diluted weighted-average common and common-equivalent shares outstanding (GAAP)	177,138	172,283	174,449	176,038	175,164

	Three-months Ended			Nine-months Ended
	Sept. 27, 2020	Jun. 28, 2020	Sept. 29, 2019	Sept. 27, 2020	Sept. 29, 2019
Exclusion of restructuring and other charges
Gross margin (GAAP)	$191,332	$118,777	$135,693	$436,144	$410,973
Excess and obsolete inventory charges	603	7,718	2,409	9,386	4,121
Gross margin (Non-GAAP)	$191,935	$126,495	$138,102	$445,530	$415,094
Percentage of revenue (Non-GAAP)	76%	75%	75%	76%	75%

Operating income (loss) (GAAP)	$96,635	$(6,142)	$43,092	$111,444	$124,995
Excess and obsolete inventory charges	603	7,718	2,409	9,386	4,121
Restructuring charges	251	14,798	—	15,049	—
Intangible asset impairment charges	—	19,571	—	19,571	—
Operating income (Non-GAAP)	$97,489	$35,945	$45,501	$155,450	$129,116
Percentage of revenue (Non-GAAP)	39%	21%	25%	26%	23%

Net income (loss) (GAAP)	$87,506	$(1,142)	$41,685	$106,841	$123,538
Excess and obsolete inventory charges	603	7,718	2,409	9,386	4,121
Restructuring charges	251	14,798	—	15,049	—
Intangible asset impairment charges	—	19,571	—	19,571	—
Tax effect on restructuring and other charges	(154)	(7,997)	(385)	(7,921)	(659)
Net income (Non-GAAP)	$88,206	$32,948	$43,709	$142,926	$127,000
Percentage of revenue (Non-GAAP)	35%	19%	24%	24%	23%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$0.49	$(0.01)	$0.24	$0.61	$0.71
Per share impact of non-GAAP adjustments identified above	0.01	0.20	0.01	0.20	0.02
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.50	$0.19	$0.25	$0.81	$0.73

Diluted weighted-average common and common-equivalent shares outstanding (Non-GAAP)	177,138	175,403	174,449	176,038	175,164

	Three-months Ended			Nine-months Ended
	Sept. 27, 2020	Jun. 28, 2020	Sept. 29, 2019	Sept. 27, 2020	Sept. 29, 2019
Exclusion of restructuring and other charges and tax adjustments

Net income (loss) (GAAP)	$87,506	$(1,142)	$41,685	$106,841	$123,538
Excess and obsolete inventory charges	603	7,718	2,409	9,386	4,121
Restructuring charges	251	14,798	—	15,049	—
Intangible asset impairment charges	—	19,571	—	19,571	—
Tax effect on restructuring and other charges	(154)	(7,997)	(385)	(7,921)	(659)
Tax adjustments	(4,225)	(731)	(1,896)	(6,809)	(5,877)
Net income (Non-GAAP)	$83,981	$32,217	$41,813	$136,117	$121,123
Percentage of revenue (Non-GAAP)	33%	19%	23%	23%	22%

Net income (loss) per diluted weighted-average common and common-equivalent share (GAAP)	$0.49	$(0.01)	$0.24	$0.61	$0.71
Per share impact of non-GAAP adjustments identified above	(0.02)	0.19	—	0.16	(0.02)
Net income per diluted weighted-average common and common-equivalent share (Non-GAAP)	$0.47	$0.18	$0.24	$0.77	$0.69

Diluted weighted-average common and common-equivalent shares outstanding (Non-GAAP)	177,138	175,403	174,449	176,038	175,164

Exhibit 3

COGNEX CORPORATION
Balance Sheets
(Unaudited)
Dollars in thousands

	Sept. 27, 2020	December 31, 2019
Assets
Cash and investments	$1,013,064	$845,353
Accounts receivable	127,755	103,447
Inventories	53,860	60,261
Property, plant, and equipment	81,225	89,443
Operating lease assets	24,942	17,522
Goodwill and intangible assets	259,611	282,935
Deferred tax assets	439,574	449,519
Other assets	60,484	37,455

Total assets	$2,060,515	$1,885,935

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$89,812	$70,065
Deferred revenue and customer deposits	33,717	14,432
Operating lease liabilities	27,916	17,973
Income taxes	68,246	93,009
Deferred tax liabilities	326,703	332,344
Other liabilities	8,292	2,402
Shareholders' equity	1,505,829	1,355,710

Total liabilities and shareholders' equity	$2,060,515	$1,885,935

Contacts

Susan Conway
Investor Relations
+1 508-650-3353
Susan.conway@cognex.com